WY Secretary of State
FILED: 03/20/2021 11:52 AM
Original ID: 2021-000981787
Amendment ID: 2021-003154741

Profit Corporation

Article of Amendment

1. Corporation name:

Genesys Industries, Inc.

2. Article number(s) 1 and 10 is amended as follows:

*Articles number(s) is not your filing ID number.

Article 1. Corporation Name:

Forza Innoivations Inc.

Article 10. Aggregate number of shares or other ownership units which it has the authority to issue:

700,000,000 shares of Class A common stock, par value $0.001 per share.

25,000,000 shares of Class B preferred stock, par value $0.001 per share.

There will be no change to the voting, dividend and liquidation rights of each class of shares.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the article of amendment.

4. The amendment was adopted on 02/19/2021

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5. Approval of the amendment: (Please check only one appropriate filed to indicate the party approving the amendment.)

☐ Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐ Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☒ Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature: /s/ Johnny Forzani	Date: 03/02/2021
(May be executed by Chairman of Board, President or another of its officers.)

Print Name: Johnny Forzani	Contact Person: Johnny Forzani
Title: President	Daytime Phone Number: 702-205-2064
Email: info@forzainnovates.com

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STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current: Forza Innovations Inc.

Old Name: Genesys Industries, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 20th day of March, 2021.

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